Exhibit 4.22

[English Translation]

Amendment to and Assignment of Agreement regarding Settlement of

Interconnection and Roaming, Transmission Line Leasing, Usage of

Frequency Spectrum & Numbering Resources

This Amendment to and Assignment of Agreement regarding Settlement of Interconnection and Roaming, Transmission Line Leasing, Usage of Frequency Spectrum & Numbering Resources (hereinafter referred to as the “Amendment Agreement”) is entered into by and among the following parties on 13 September 2012:

1.	China Mobile Limited (formerly known as China Mobile (Hong Kong) Limited), a limited liability company incorporated and duly existing in accordance with Hong Kong law, with its legal address at 60/F., The Center, 99 Queen’s Road Central, Hong Kong (hereinafter refer1red to as “CML”);

2.	China Mobile International Company Limited, a limited liability company incorporated and duly existing in accordance with Hong Kong law, with its legal address at 30/F., Tower 1, Kowloon Commerce Centre, 51 Kwai Cheong Road, Kwai Chung, New Territories, Hong Kong (hereinafter referred to as “CMI”). CML indirectly owns 100% equity interests in CMI;

3.	China Mobile Communications Corporation, a state-owned enterprise incorporated and duly existing in accordance with PRC law, with its legal address at No. 29, Jin Rong Avenue, Xi Cheng District, Beijing, the PRC, Postal Code 1000032 (hereinafter referred to as “CMCC”);

4.	China Mobile Communication Company Limited, a limited liability company incorporated and duly existing in accordance with PRC law, with its legal address at No. 29, Jin Rong Avenue, Xi Cheng District, Beijing, the PRC, Postal Code 100032 (hereinafter referred to as “CMC”).

This Amendment Agreement is the amendment to the Agreement regarding Settlement of Interconnection and Roaming, Transmission Line Leasing, Usage of Frequency Spectrum & Numbering Resources entered into between CML and CMCC on 1 July 2004 (the “Relevant Arrangement Agreement”). Under this Amendment Agreement, CML, CMCC, CMI and CMC are collectively referred to as the “Parties” and individually as a “Party”.

WHEREAS,

1.	CMCC has entered into international roaming agreements (hereinafter “International Roaming Agreements”) with certain international mobile telecommunications operators and certain mobile telecommunications operators in Hong Kong, Macau and Taiwan (hereinafter “International Services Providers”).

2.	CML and CMCC entered into the Relevant Arrangement Agreement on 1 July 2004, Article 1.3 of which provides that CMCC shall collect or pay on behalf of CML and its operating subsidiaries all usage fees and other fees pursuant to settlements with International Services Providers in accordance with the International Roaming Agreements (hereinafter “International Roaming Settlements”).

3.	CML and CMCC intend to gradually terminate the arrangements regarding International Roaming Settlements provided under Article 1.3 of the Relevant Arrangement Agreement.

4.	CMCC intends to gradually transfer to CMI, and CMI intends to accept, all of the rights and obligations of CMCC under Article 1.3 of the Relevant Arrangement Agreement and other rights and obligations of CMCC relating to International Roaming Settlements.

5.	CML intends to transfer to CMC, and CMC intends to accept, all of the rights and obligations of CML under Article 1.3 of the Relevant Arrangement Agreement and other rights and obligations of CML relating to International Roaming Settlements.

6.	CMI and CMC will make new arrangements with respect to their rights and obligations relating to International Roaming Settlements and will execute a new agreement relevant to the foregoing (hereinafter the “New Agreement”).

7.	In accordance with Articles 7 and 9.1 of the Relevant Arrangement Agreement, CML and CMCC are willing to amend the Relevant Arrangement Agreement.

THEREFORE, having conducted ample negotiations, the Parties agree as follows:

1.	TERMINATION AND TRANSFER OF THE ARRANGEMENTS REGARDING INTERNATIONAL ROAMING SETTLEMENTS

(a)	TERMINATION

(i)	As to CMCC, CML and CMCC agree to terminate the relevant arrangements regarding International Roaming Settlements provided under Article 1.3 of the Relevant Arrangement Agreement with respect to those International Roaming Agreements that CMCC has already transferred to CMI. The other rights and obligations of CML and CMCC relating to the transferred International Roaming Settlements provided under the Relevant Arrangement Agreement shall also be terminated accordingly.

(ii)	As to CML, CML and CMCC agree to terminate the relevant arrangements regarding International Roaming Settlements provided under Article 1.3 of the Relevant Arrangement Agreement. The other rights and obligations of CML and CMCC relating to the International Roaming Settlements provided under the Relevant Arrangement Agreement shall also be terminated accordingly.

(b)	TRANSFER AND ACCEPTANCE OF TRANSFER

(i)	CMCC hereby agrees to gradually transfer to CMI, CML agrees that CMCC shall gradually transfer to CMI, and CMI agrees to accept and assume, all the rights and obligations of CMCC under Article 1.3 of the Relevant Arrangement Agreement and other rights and obligations of CMCC relating to International Roaming Settlements. CMCC agrees to use reasonable efforts to ensure that CMI gradually assumes all the remaining rights and obligations of CMCC under the International Roaming Agreements entered into between CMCC and International Service Providers, and to procure International Service Providers to sign international roaming agreements with CMI upon the expiration of the relevant International Roaming Agreements.

(ii)	CML hereby agrees to transfer to CMC upon the effective date of the New Agreement, CMCC agrees that CML shall transfer to CMC, and CMC agrees to accept and assume, all the rights and obligations of CML under Article 1.3 of the Relevant Arrangement Agreement and other rights and obligations of CML relating to International Roaming Settlements.

(c)	RELEASE AND WAIVER. CML and CMCC hereby agree to release each other from all responsibilities and obligations relating to the arrangements regarding International Roaming Settlements that have been transferred to CMI and/or CMC under the Relevant Arrangement Agreement. CML and CMCC also agree to waive with respect to each other all contractual or legal claims relating to the arrangements regarding International Roaming Settlements that have been transferred to CMI and/or CMC under the Relevant Arrangement Agreement.

2.	MISCELLANEOUS

(a)	EFFECTIVENESS. Except for amendments in accordance with this Amendment Agreement, the Relevant Arrangement Agreement shall remain in full effect. CML and CMCC hereby acknowledge that all the other provisions of the Relevant Arrangement Agreement remain valid and enforceable. This Amendment Agreement and the Relevant Arrangement Agreement shall be deemed as and constitute one document.

(b)	FURTHER ASSURANCES. The Parties agree to take actions in accordance with the requirements of relevant regulatory authorities to sign and deliver or procure other persons to sign or deliver documents, or take actions reasonably required by another Party, including giving notices to or obtaining consents from third parties, in order to realise the intent and purpose of, and implement the terms of, this Amendment Agreement.

(c)	GOVERNING LAW. This Amendment Agreement shall be governed by and construed in accordance with the laws of the PRC, excluding its conflict of law rules. If there are no publicly promulgated laws on any matter, the internationally recognized principles of law shall apply.

(d)	COUNTERPARTS. For the convenience of the Parties, this Amendment Agreement may be executed in any number of counterparts, each of which shall be deemed an original. All counterparts shall be deemed to be one and the same document.

(e)	DEFINITION. All phrases in bold used in this Amendment Agreement, if not defined, shall bear the same meaning as defined in the Relevant Arrangement Agreement.

In witness whereof, the representatives of the Parties have executed this Amendment Agreement on the date first written above.

China Mobile Limited

Legal Person or Authorized representative (signature and seal): XI Guohua

China Mobile International Company Limited

Legal Person or Authorized representative (signature and seal): LIN Zhenhui

China Mobile Communications Corporation

Legal Person or Authorized representative (signature and seal): CHEN Lijie

China Mobile Communication Company Limited

Legal Person or Authorized representative (signature and seal): LU Ping

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